Exhibit 2.5

TERMS AND CONDITIONS OF THE 2.00 PER CENT. GUARANTEED CONVERTIBLE
SUBORDINATED BONDS DUE 2010

The following, subject to amendment, is the text of the Terms and Conditions of the Bonds which will be endorsed on any certificates representing the Bonds.

1                                         General

1.1                               Description

Each Bond represented by this certificate is one of a duly authorised issue of subordinated debt securities of Buhrmann NV, a public company with limited liability incorporated under the law of The Netherlands (the “Issuer”), designated as its 2.00 per cent. Guaranteed Convertible Subordinated Bonds due 2010 (the “Bonds”). The giving of the Guarantee by the Guarantors (as each such term defined in Section 7.4) on the terms contained in the Guarantee has been duly authorised by resolutions of their respective Board of Directors. The Bonds are issued in the aggregate principal amount of up to EUR 114,819,000. The Bonds have been issued subject to an agency agreement (the “Agency Agreement”) dated as of 18 December 2003 among the Issuer, Deutsche Bank AG, as fiscal agent and paying and conversion agent (the “Fiscal Agent”), Deutsche Bank Luxembourg S.A. as registrar (the “Registrar”), the other paying and conversion agents named herein (the “Conversion Agents”) and Deutsche Bank AG, as calculation agent (the “Calculation Agent” and, together with the Fiscal Agent, the Registrar and the Conversion Agents, collectively, the “Agents”, which term shall include successors and assigns of any such Agent as the context requires). The Bonds will mature on 18 December 2010 (the “Maturity Date”). The Bonds are issued in tradeable units of EUR 1,000 each or integral multiples of such amount. Copies of the Agency Agreement are available for inspection by holders of the Bonds during usual office hours at the specified offices of the Fiscal Agent. The holders of the Bonds are bound by, and are deemed to have notice of, all provisions of the Agency Agreement.

1.2                               Definitions

Capitalised terms used herein are defined in Section 14.

2                                         Status and Guarantee

2.1                               Status

The Bonds are unsecured subordinated obligations of the Issuer, ranking without preference or priority among themselves and will, in the event of any total or partial liquidation, dissolution, winding-up, reorganisation, assignment for the benefit of creditors or marshalling of assets and liabilities of the Issuer or in a bankruptcy, reorganisation, insolvency, receivership or other similar proceeding relating to the Issuer or its assets, whether voluntary or involuntary, suspension of payments or composition or arrangement with creditors of the Issuer, be subordinated in right of payment to the claims of the holders of unsecured and unsubordinated payment obligations of the Issuer, but will rank at least pari passu with all other Subordinated Indebtedness of the Issuer and in priority to indebtedness which by its terms ranks junior to the Bonds and the claims of shareholders of the Issuer.

2.2                               Guarantee of the Bonds

Each of the Guarantors has unconditionally and irrevocably guaranteed on a joint and several basis to the Bondholders the due and punctual payment of all sums expressed to be payable by the Issuer under the Bonds. The obligations of each Guarantor are contained in the Guarantee. The Guarantee constitutes unsecured subordinated obligations of the respective Guarantors which will in the event of any total or partial liquidation, dissolution, winding-up, reorganisation, assignment for the benefit of creditors or marshalling of assets and liabilities of such Guarantor or in a bankruptcy, reorganisation, insolvency, receivership or other similar proceeding relating to such Guarantor or its assets, whether voluntary or involuntary, suspension of payments or composition or arrangement with creditors of such Guarantor, be subordinated in right of payment to the claims of the holders of unsecured and unsubordinated payment obligations of such Guarantor and will rank at least pari passu with all other Subordinated Indebtedness of such Guarantor and in priority to indebtedness which by its terms ranks junior to the Guarantee and the claims of shareholders of such Guarantor.

3                                         Payments

3.1                               Principal

The principal amount of each Bond will be payable on the earlier of its Redemption Date or its Maturity Date. The amount due on the Maturity Date or, as the case may be, the Redemption Date of each Bond shall be 100 per cent. of its principal amount (the “Redemption Price”).

3.2                               Interest

(a)                                  Generally

The Bonds bear interest from and including the Closing Date at a rate per annum of 2.00 per cent. (the “Interest Rate”), payable annually in arrear on 18 June of each year and on the Maturity Date (each an “Interest Payment Date”), commencing on 18 June 2004, except that the first payment of interest will be in respect of the period from the Closing Date to 18 June 2004 and will be an amount equal to €10 per €1,000 principal amount of Bonds and the last payment of interest will be in respect of the period from 18 June 2010 to the Maturity Date and will be an amount equal to €10 per €1,000 principal amount of Bonds. The interest payable on each Interest Payment Date (other than in respect of the first Interest Period and the last Interest Period) will be the interest accrued from and including (A) the later of (1) the Closing Date and (2) the most recent Interest Payment Date to which interest on the Bonds has been fully paid or duly provided for, to but excluding (B) such Interest Payment Date (an “Interest Period”). Whenever it is necessary to calculate interest for a period of less than a full year, interest will be computed on the basis of a 365-day year (or a 366-day year in the case of a leap year) and paid for the actual number of calendar days elapsed.

(b)                                 No Accrued Interest Upon Conversion

Notwithstanding any other provision herein or in the Agency Agreement, no interest that shall have accrued after the later of (A) the Closing Date and (B) the most recent Interest Payment Date to which interest on the Bonds has been fully paid or duly provided for, shall be payable in respect of any Bonds for which a Conversion Notice shall have been given after such date and where the Delivery Date (as defined in Section 5.3 below) falls prior to the next succeeding Interest Payment Date, even if such Delivery Date occurred after the Record Date (as defined in Section 3.2(d) below) for such next succeeding Interest Payment Date. Such accrued interest shall be treated as forfeited upon conversion.

(c)                                  Repayment of Certain Amounts

If any Bondholder shall have received any interest payment to which it was not entitled by virtue of Section 3.2(b) above or Section 3.2(d) below, such Bondholder shall promptly repay the amount of such interest payment to the Issuer by wire transfer in immediately available funds or in such other manner notified by the Issuer to such Bondholder.

(d)                                 Record Date

Without prejudice to Section 3.2(b) above, the interest payable on any Interest Payment Date will be paid to the Person in whose name the Bonds are registered at the close of business on the Record Date. In these Conditions, “Record Date” means the date falling five Business Days before the due date for any payment.

3.3                               Due Date Not a Business Day

Notwithstanding any other provision of the Bonds or the Agency Agreement, if the date on which any principal, interest or other payment obligation is due falls on a calendar day that is not a Business Day, the Issuer shall have until the next succeeding Business Day to satisfy its payment obligation, and any such payment shall be given the same force and effect as if made on the date on which such principal, interest or other payment obligation was due. Bondholders shall not be entitled to any further interest or other payments for such delay.

3.4                               Overdue Payment Obligations

Any overdue principal of or interest on the Bonds, or any other overdue amount on any payment obligation hereunder, will bear interest payable on demand at a rate per annum equal to EURIBOR, from and including the date of default to but excluding the date when paid.

3.5                               Payment Procedures

The Issuer, failing whom the Guarantors, will discharge each of its payment obligations hereunder by paying to the Fiscal Agent under the Agency Agreement, and causing the Fiscal Agent to tender to each Bondholder, on or before the due date thereof for value as of such due date an amount of euro in immediately available funds that is sufficient to satisfy such payment obligation. All amounts payable to any Bondholder hereunder, or to the Fiscal Agent under the Agency Agreement will be paid to such account as appears on the Register at close of business on the Record Date or as the Fiscal Agent shall notify to the Issuer, as the case may be, in accordance with the terms of the Agency Agreement.

4                                         Redemption

4.1                               Optional Redemption by the Issuer After Certain Date

Subject to the terms and conditions of this Section 4.1, the Issuer shall have the right to redeem the Bonds in whole, but not in part, at any time on or after 9 July 2008 at the Redemption Price, plus accrued interest to but excluding the Redemption Date; provided that (i) the Issuer shall only have the right to redeem the Bonds if the closing price of the Conversion Securities according to the Euronext Daily Official List (Officiële Prijscourant) (the “Daily Official List”) of Euronext Amsterdam shall have been in excess of 150 per cent. of the Conversion Price then in effect or each of not less than 20 trading days in any period of 30 consecutive trading days on the Official Segment of the Stock Market of Euronext Amsterdam and (ii) the notice of redemption shall be sent to Bondholders no later than the fifth Business Day immediately following the last day of the 30 trading day period. The Issuer may exercise its option hereunder by giving each Bondholder notice not less than 20 nor more than 40 Business Days prior to the Redemption Date in accordance with Section 15.8 hereof. Any such notice by the Issuer shall be irrevocable.

4.2                               Optional Redemption by the Issuer if Fifteen Per Cent or Less of Bonds Remain Outstanding

Subject to the terms and conditions of this Section 4.2, the Issuer shall have the right to redeem the Bonds in whole, but not in part, at any time that the outstanding aggregate principal amount of Bonds shall represent 15 per cent. or less of the aggregate principal amount of Bonds originally issued. Bonds redeemable pursuant to this

Section 4.2 shall be redeemable at the Redemption Price, plus accrued interest to but excluding the Redemption Date. The Issuer may exercise its option hereunder by giving each Bondholder notice no less than 20 Business Days nor more than 40 Business Days prior to the Redemption Date in accordance with Section 15.8 hereof. Any such notice by the Issuer shall be irrevocable.

4.3                               Optional Redemption by the Bondholders upon the Occurrence of a Change of Control

Upon the occurrence of a Change of Control, each Bondholder shall, subject to the terms and conditions of this Section 4.3, be entitled (but not be obliged) to require the Issuer to redeem all or any of the Bonds held by such Bondholder on the date fixed for redemption by the Issuer as set out below at the Redemption Price together with interest accrued to but excluding the date fixed for redemption as set out below, provided that such Bonds are not previously called for redemption pursuant to Section 4.1 and 4.2 above.

Promptly after the Issuer becomes aware of a Change of Control, it will:

(a)                                  give notice of such Change of Control to the Bondholders in accordance with Section 15.8 hereof; and

(b)                                 fix a date for early redemption of the Bonds, which will be at least 30 days but not more than 60 days after the date on which it has notified the Bondholders of the occurrence of a Change of Control.

If a Bondholder wishes to exercise its rights of redemption upon the occurrence of a Change of Control, it must give notice to the Fiscal Agent at least 14 days prior to the date set for redemption as set out under (b) above substantially in the form or forms set forth in the Agency Agreement.

The definitions of certain defined terms used in this section are listed below.

“Control” means the right to appoint and/or remove all or the majority of the members of the Supervisory Board (raad van commissarissen) and/or the Executive Board (raad van bestuur) or other governing body of the Issuer whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

A “Change of Control” occurs when:

(a)                                  any Person acting alone acquires or Persons acting together acquire Control of the Issuer or is or are considered to Control the Issuer if such Person does not or Persons do not have, and would not be deemed to have, Control of the Issuer at the Closing Date; or

(b)                                 the Issuer sells, leases or transfers all or substantially all of its assets to any other Person or Persons; or

(c)                                  any Person acquires or Persons acting together acquire the legal or beneficial ownership of the share capital of the Issuer which confers the right to cast 51 per cent. or more of the votes which may ordinarily be cast at a general meeting of shareholders of the Issuer; or

(d)                                 a Merger Event shall occur, unless the consideration consists (or, at the option of the holder of Conversion Securities may consist) solely of New Securities.

However, a Change of Control will not be deemed to have occurred solely as a result of the issuance or transfer, with co-operation, of any preferred shares in the Issuer’s capital.

For the purposes of this Section 4.3, “Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state, in each case whether or not being a separate legal entity. It does not include the Issuer’s Supervisory Board or any other governing board and does not include the Issuer’s direct or indirect subsidiaries.

5                                         Conversion Rights

5.1                               General

At any time during the Conversion Period defined in Section 5.6 below and except as provided herein, each Bondholder will have the right (the “Conversion Rights”) to convert any or all of the Bonds held by it into Conversion Securities. The conversion price is EUR 8.40 per Conversion Security, subject to adjustment as provided in Section 5.4 below (the “Conversion Price”). The initial Conversion Price represents an exchange ratio of 119.04 Conversion Securities per EUR 1,000 principal amount of the Bonds (the “Exchange Ratio,” as such ratio may be adjusted from time to time by dividing EUR 1,000 by the then applicable Conversion Price). The maximum number of

Conversion Securities convertible hereunder is 13,668,928, subject to adjustment in accordance with Section 5.4.

5.2                               Procedures for Exercising Conversion Rights

Subject to the terms and conditions of this Section 5.2, each Bondholder may exercise its Conversion Rights by giving at its own expense to the Conversion Agent a conversion notice and, if required under (ii) below, the relevant Bond Certificate substantially in the form or forms set forth in the Agency Agreement (each a “Conversion Notice”). The date on which such Conversion Notice shall have been received by the Conversion Agent shall be the “Notification Date”. The Conversion Securities will be delivered by credit to an account with a financial institution. The Bondholder must include sufficient details about the account and the financial institution in the Conversion Notice to permit the Issuer to make or to cause to be made such delivery by credit to such account. Once delivered to the Conversion Agent, a Conversion Notice will be irrevocable unless an Event of Default shall have occurred and is continuing on the Delivery Date, in which case the relevant Bondholders shall be entitled to revoke the relevant Conversion Notice by giving notice to the Conversion Agent.

(i)                                     Write-down of Global Certificate

If the Bondholder is a Central Securities Depository (as defined below) and the certificate evidencing the Bonds being converted is the global certificate evidencing the Bonds, the Bondholder must certify to the Conversion Agent that the principal amount of the global certificate will be written down upon the conversion to reflect such conversion as provided in the Agency Agreement.

(ii)                                  Surrender of Bond Certificates

Any other Bondholder must surrender any certificate evidencing the Bonds being converted to the Conversion Agent on or before the Notification Date.

5.3                               Delivery of the Conversion Securities

The Issuer shall on or before the third Conversion Business Day following the Notification Date (the “Delivery Date”) cause to be delivered to the Bondholder, by crediting the account with the financial institution specified by the Bondholder in its Conversion Notice, the number of Conversion Securities determined by the following formula (the “Conversion Formula”) (such calculation being applied, where appropriate, also in relation to any Spin-off Securities, Reclassified Securities, or New Securities as defined below or equity securities which may be required to be delivered upon exercise of conversion rights pursuant to Section 5.4(a)(x), Section 5.4(c) or Section 7.1), rounded down to the nearest whole number:

 P

 X

where:

P =                               the aggregate principal amount of the Bonds being converted by the Bondholder;

and

X =                             the Conversion Price in effect on the Notification Date.

Any Conversion Securities tendered for delivery in this manner will be fully paid and non-assessable on the Delivery Date.

(a)                                  Settlement Disruption Event

If a Settlement Disruption Event occurs between the Notification Date and the Delivery Date, and delivery of any Conversion Securities cannot be effected on the Delivery Date, then solely for purposes of this Section 5.3 the Delivery Date will be postponed until the first succeeding calendar day on which delivery of the Conversion Securities can take place through a national or international settlement system or in any other commercially reasonable manner.

(b)                                 Fractional Conversion Securities

If, in the absence of rounding, the Conversion Formula would not have generated a whole number with respect to any Bondholder converting any Bonds for Conversion Securities, the Issuer shall be required to pay such Bondholder (in lieu of delivering Fractional Conversion Securities) an amount in cash (so long as such amount is EUR 10 or more) equal to the following formula:

F × A

where:

F =                               the difference between (A) the number of Conversion Securities generated by the Conversion Formula for such Bondholder before rounding and (B) the number of Conversion Securities generated by the Conversion Formula for such Bondholder after rounding; and

A =                            the Closing Price per Conversion Security on the Conversion Business Day immediately preceding the Delivery Date.

Such cash amount will be paid by the Issuer on the Delivery Date to the account specified by the relevant Bondholder in the relevant Conversion Notice.

(c)                                  No Payment or Adjustment for Accrued Dividends

Conversion Securities made available to Bondholders on exercise of Conversion Rights will rank pari passu in all respects with the fully paid Conversion Securities in issue on the relevant Delivery Date, except that Bondholders will not be entitled to receive any dividend or other distribution declared payable to holders of record of Conversion Securities as of a date prior to the date such Bondholder became a holder of record of the Conversion Securities pursuant to Section 5.3(d) below. No interest or other amount or adjustment will be paid or made in respect of any such dividends or dividends.

(d)                                 Ranking

A Bondholder exercising its Conversion Rights shall be deemed to be a holder of record of Conversion Securities on the Delivery Date, and shall be entitled to all dividends, distributions and other entitlements determined by reference to a record date on or after the Delivery Date.

5.4                               Adjustment of Conversion Price

(a)                                  Non-Merger Events

The Conversion Price will be adjusted as follows under the following circumstances:

(i)                                     Stock Split or Consolidation

If there shall have occurred a subdivision or consolidation of the Conversion Securities (except for a Merger Event) into a greater or lesser number of Conversion Securities, the Conversion Price will be adjusted as of the date on which such event occurred by multiplying the Conversion Price then in effect by Formula 1 in subsection 5.4(b) below.

(ii)                                  Cash Dividend

If a Cash Dividend (including the delivery of Conversion Securities in lieu of payment of Cash Dividends) is paid on the Conversion Securities, the Conversion Price will be adjusted as of the ex-dividend date of such Cash Dividend by multiplying the Conversion Price then in effect by Formula 2 in subsection 5.4(b) below.

(iii)                               Free Distribution or Dividend of Conversion Securities

If the Issuer makes or causes to be made a free distribution or dividend of Conversion Securities to existing holders of Conversion Securities (including but not limited to a distribution of Conversion Securities charged against reserves), the Conversion Price will be adjusted as of the ex-dividend date of such free distribution or dividend by multiplying the Conversion Price then in effect by Formula 1 in subsection 5.4(b) below.

(iv)                              Granting of Rights or Warrants for Conversion Securities at a Discount

If the Issuer makes or causes to be made a free distribution or dividend of securities that are convertible, exchangeable or otherwise exercisable into the Conversion Securities to existing holders of Conversion Securities, the Conversion Price will be adjusted as of the ex-dividend date of such free distribution or dividend by multiplying the Conversion Price then in effect by Formula 2 in subsection 5.4(b) below.

(vii)                           Granting of Rights or Warrants for an Equity-Linked Security

If the Issuer grants or causes to be granted a right, warrant or other security to existing holders of Conversion Securities giving them the right to purchase or subscribe for securities that are convertible, exchangeable or otherwise exercisable into the Conversion Securities, the Conversion Price will be adjusted as of the ex-date of such grant by multiplying the Conversion Price then in effect by Formula 2 in subsection 5.4(b) below.

(viii)                        Issuance of Equity-Linked Securities at a Substantial Discount

If the Issuer issues and sells, or causes to be issued and sold, securities that are convertible, exchangeable or otherwise exercisable into Conversion Securities and the sale price per equity-linked security together with any other consideration received or receivable by the Issuer, in respect of such equity-linked security is less than 95 per cent. of the arithmetic mean of the daily Closing Prices of the Conversion Securities during the five Conversion Business Day period immediately preceding the pricing of such newly issued equity-linked securities, the Conversion Price will be adjusted immediately following the pricing of such equity-linked security by multiplying the Conversion Price then in effect by Formula 3 in subsection 5.4(b) below.

(ix)                                Free Distribution or Dividend of or Granting of Rights or Warrants for Other Property

If the Issuer makes or causes to be made a free distribution or dividend of, or grants a right, warrant or other security giving the right to purchase at less than fair market value, any other property (not covered by another Section of this subsection 5.4(a)) to existing holders of Conversion Securities, the Conversion Price will be adjusted as of the ex-date of such free distribution, dividend or grant by multiplying the Conversion Price then in effect by Formula 2 in subsection 5.4(b) below.

(x)                                   Spin-Off or Subdivision of Conversion Securities into Classes

If the Issuer distributes, or causes to be distributed, to existing holders of Conversion Securities (a “Spin-off Event”) equity securities of an issuer other than the Issuer (the “Spin-off Securities”), or subdivides (a “Reclassification”) the Conversion Securities into two or more separately quoted classes of equity securities (such new class(es) of equity securities, the “Reclassified Securities”), then one of the following adjustments will be made (as appropriate and subject as provided therein), as selected by the Issuer (in consultation with the Calculation Agent and two investment banks of international repute selected by the Issuer) from among the options applicable to such event, effective as of the ex-dividend date of any Spin-off Event or as of the effective date of any Reclassification:

(1)                                  in the case of a Spin-off Event or a Reclassification where the Spin-off Securities or Reclassified Securities, as the case may be, are publicly traded on a recognised exchange, the Conversion Securities shall thereafter comprise the securities comprising either the Conversion Securities immediately prior to such adjustment together with the Spin-off Securities (in the case of a Spin-off Event) or the Reclassified Securities (in the case of a Reclassification), in either case in the same amount as the Bondholder would have been entitled to receive had he converted the Bonds into Conversion Securities immediately prior to the record date of such Spin-off Event or the effective date of such Reclassification;

(2)                                  in the case of a Spin-off Event, the Conversion Price will be adjusted by multiplying the Conversion Price then in effect by the fraction expressed by Formula 2 in subsection 5.4(b) below;

(3)                                  in the case of a Spin-off Event, where the Spin-off Securities are publicly traded on a recognised exchange, within five Conversion Business Days after the ex-dividend date of the Spin-off Event, the Issuer will deliver the Spin-off Securities to each Bondholder in the same amount as the Bondholder would have been entitled to receive had he converted the Bonds into Conversion Securities immediately prior to the record date of such Spin-off Event or the effective date of such Reclassification; or

(4)                                  in the case of a Spin-off Event, where the Spin-off Securities are publicly traded on a recognised exchange, within five Conversion Business Days after the ex-dividend date of the Spin-off Event, the Issuer will pay to each Bondholder an amount of euro equal to the number of such Spin-off Securities as such Bondholder would have been entitled to receive had he converted the Bonds into Conversion Securities immediately prior to the record date of such Spin-off Event multiplied by the fair market value of the Spin-off Securities on a per share basis.

If the Issuer selects option (1):

(01)                            In the case of a Spin-off Event, each Bond will thereafter be convertible into the Conversion Securities and the relevant Spin-off Securities (in the amount determined as provided in (1) subject to adjustment mutatis mutandis as provided in these terms and conditions and for such purposes the initial Conversion Price in respect of such Spin-off Securities upon the relevant Spin-off Event shall be calculated by dividing the principal amount of each Bond by the number of Spin-off

Securities the holder of such Bond would have been entitled to receive had he converted the Bonds into Conversion Securities immediately prior to the record date of such Spin-off Event).

No adjustment shall be made to the Conversion Price in respect of the Conversion Securities as a result of such Spin-off Event.

(02)                            In the case of a Reclassification, the Bonds will thereafter be convertible into each class of the Reclassified Securities (in each case in the amount determined as provided in (01) subject to adjustment mutatis mutandis as provided in these terms and conditions) and for such purposes the initial Conversion Price in respect of each class of Reclassified Securities upon the Reclassification shall be calculated by dividing the principal amount of each Bond by the number of such Reclassified Securities as the holder of such Bond would have been entitled to receive had he converted the Bonds into Conversion Securities immediately prior to the effective date of such Reclassification. If the Issuer shall select option (3) or (4) the Bonds will continue to be convertible into Conversion Securities as provided in these terms and conditions and no adjustment shall be made to the Conversion Price as a result of the relevant Spin-off Event.

(xi)                                Self-tender Offers

The Issuer or any of its subsidiaries commences a tender or exchange offer for Conversion Securities and the fair market value of the cash and other consideration offered per Conversion Security (as determined by the Calculation Agent in good faith in consultation with two investment banks of international repute) exceeds the value of “P” in Formula 4 in subsection 5.4(b) below, the Conversion Price will be adjusted retroactively with effect from the open of business on the Conversion Business Day immediately following the Expiration Time (as defined below) by multiplying the Conversion Price then in effect by the fraction (which shall not be greater than one) expressed by Formula 4 in subsection 5.4(b) below.

(b)                                 Adjustment Formulae

The formulae to be applied in subsection 5.4(a) to adjust the Conversion Price are as follows:

Formula 1:

 X

 Y

where:

X =                             the number of Conversion Securities outstanding immediately prior to the occurrence of such event.

Y =                              the number of Conversion Securities outstanding immediately after the occurrence of such event.

Formula 2:

 P – d

P

where:

P =                               the arithmetic mean of the daily Closing Prices of the Conversion Securities during the eight Business Day period ending on the Business Day immediately preceding the first day on which the Conversion Securities are traded on Euronext Amsterdam ex the relevant Cash Dividend, distribution, rights, warrants or other securities.

d =                               the fair market value of the Cash Dividend, distribution, rights, warrants or securities or other property the subject of the relevant grant, as the case may be.

Formula 3:

 X + (Zxc/P)

X + Z

where:

X =                             the number of Conversion Securities outstanding immediately prior to the occurrence of such event.

P =                               the arithmetic mean of the daily Closing Prices of the Conversion Securities during the five Conversion Business Day period immediately preceding the pricing of the securities to be sold.

Z =                              the number of (i) Conversion Securities to be sold or (ii) Conversion Securities into which such other securities to be sold or issued are convertible, exchangeable or otherwise exercisable.

c =                                (i) the sale price per security of the Conversion Securities to be sold or (ii) the sale price of the securities to be sold or issued that are convertible, exchangeable or otherwise exercisable into the Conversion Securities, together with any other consideration received or receivable in respect of such securities.

Formula 4:

    N1xP

A + (N2xP)

where:

N1 =                         the number of Conversion Securities outstanding at the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended), inclusive of all Conversion Securities validly tendered or exchanged and not withdrawn as of the Expiration Time (the “Purchased Shares”).

N2 =                         the number of Conversion Securities outstanding at the Expiration Time, exclusive of any Purchased Shares.

P =                               the arithmetic mean of the daily Closing Prices of the Conversion Securities during the five Conversion Business Day period immediately following the Expiration Time.

A =                            the fair market value of the aggregate consideration payable to holders of Conversion Securities based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of the Purchased Shares.

(c)                                  Merger Events

If, in respect of a Merger Event, the consideration for the Conversion Securities consists (or, at the option of the holder of the Conversion Securities, may consist) of New Securities, Other Consideration or Combined Consideration, then on or after the Merger Date each Bond shall be convertible into the number of New Securities, the amount of Other Consideration or the amount of Combined Consideration, as the case may be, to which a holder of the number of Conversion Securities which would have been required to be delivered had such Bond been converted immediately prior to the Merger Event would be entitled upon consummation of the Merger Event. Where pursuant to the foregoing the Bonds will be convertible into property including or comprising New Securities, the initial Conversion Price in respect of such New Securities shall be calculated by dividing the principal amount of each Bond by the number of such New Securities (determined as provided above).

(d)                                 Change of Control

If a Change of Control occurs, the Conversion Price in respect of any Bonds in respect of which Conversion Rights are exercised and the Notification Date falls not later than 60 days following the giving of notice by the Issuer to the Bondholders of the occurrence of such Change of Control will be as set out below, in each case adjusted, if applicable, as described in the other provisions of this Section 5.4.

Conversion Price
(EUR)
Offer Date
From 18 December 2003 to 18 December 2004	6.8571
From 19 December 2004 to 18 December 2005	7.1143
From 19 December 2005 to 18 December 2006	7.3714
From 19 December 2006 to 18 December 2007	7.6286
From 19 December 2007 to 18 December 2008	7.8857
From 19 December 2008 to 18 December 2009	8.1429
From 19 December 2009 to Maturity Date	8.4000

(e)                                  Other Adjustments

No adjustment to the Conversion Price will be required other than those specified above. However, if the Issuer determines in good faith that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to above in this Section 5.4 (even if the relevant event or circumstances are specifically excluded from the operation of any or all of Section 5.4(a) and 5.4(c) above), the Issuer may request the Calculation Agent acting in conjunction with two investment banks of international repute selected by the Issuer to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account of such events or circumstances and the date on which such adjustment should take effect. Upon such determination, such adjustment (if any) shall be made and shall take effect in accordance with such determination.

(f)                                    Procedures

Except as otherwise provided, the Calculation Agent will make all adjustments to the Conversion Price pursuant to Sections 5.4(a), 5.4(c) and 5.4(d), and its calculation shall be binding on all parties except in the event of bad faith or manifest or proven error. All references in the foregoing provisions to the number of Conversion Securities outstanding shall exclude Conversion Securities held by or on behalf of the Issuer, the Guarantors or any of their respective Subsidiaries. None of the foregoing adjustment provisions shall apply to any bona fide plan for the benefit of employees, directors or consultants of the Issuer or any of its Subsidiaries now or hereafter in effect. The Conversion Price resulting from any adjustment provided for in Sections 5.4(a), 5.4(c) or 5.4(d) will be rounded to the nearest ten-thousandth, with five hundred thousandths being rounded upward.

(g)                                 De minimis Exception

No adjustment to the Conversion Price pursuant to Sections 5.4(a), 5.4(c) and 5.4(d) will be made if the adjustment would result in a change in the Conversion Price of less than 1 per cent., provided that any adjustment that would otherwise be required to be made and any amount by which the Conversion Price has been rounded down pursuant to Section 5.4(f) will be carried forward and taken into account in any subsequent adjustment.

(h)                                 Notice

The Issuer shall give notice to the Bondholders in accordance with Section 15.8 of any change (or, at the Issuer’s discretion, any prospective change) to the Conversion Price as soon as reasonably practicable following such change (or, if the notice is given in respect of a prospective change, at such time as the Issuer shall determine).

5.5                               Market Disruption Event

If a Market Disruption Event occurs on any Conversion Business Day, the Closing Price of the Conversion Securities for such day will be deemed to have been the Closing Price on the first succeeding Valid Date (as defined below). If, with respect to such Conversion Business Day, the first succeeding Valid Date has not occurred as of the tenth Conversion Business Day immediately following such Conversion Business Day, then the Calculation Agent will make a good faith estimate of the Closing Price of the Conversion Securities that would have prevailed on such Conversion Business Day but for such Market Disruption Event and such estimate shall be deemed to be the Closing Price of the Conversion Securities for such Conversion Business Day.

5.6                               Miscellaneous

(a)                                  Conversion Period

Subject to subsection (b) of this Section 5.6, the term “Conversion Period” means any time on or after 27 January 2004 (or if such day is not a Conversion Business Day, the next succeeding Conversion Business Day) to but excluding the seventh day immediately preceding the Maturity Date.

(b)                                 Early Termination of the Conversion Period for Bonds Called for Redemption

If any Bonds have been called for redemption, the Conversion Period will terminate at 5 p.m. (Amsterdam time) on the date which is the seventh day prior to the Redemption Date, unless the Issuer fails to satisfy its redemption payment obligations on the Redemption Date, in which event the Conversion Period in respect of the relevant Bonds shall extend until the date on which the full amount of such payment becomes available for payment and notice of such availability has been given to Bondholders in accordance with Section 15.8 or, if earlier, the Maturity Date.

(c)                                  Early Termination of the Conversion Period upon Acceleration

(i)                                     if an Event of Default shall have occurred in respect of the Bonds; and

(ii)                                  the Bonds shall have been declared due and payable pursuant to Section 8.5,

the Conversion Period will terminate on the date on which the Bonds are so declared to be due and payable.

(d)                                 Taxes or Duties

Each Bondholder exercising Conversion Rights will be responsible for paying any and all stamp, transfer, registration or other taxes or duties (if any) arising on the exercise of the Conversion Right and on the transfer, delivery or other disposition of Conversion Securities by the Issuer; provided that capital duty (kapitaalsbelasting), stamp duty or any other taxes imposed by The Netherlands and payable upon delivery of Conversion Securities on conversion shall be paid by the Issuer. Any such duties or taxes payable by a Bondholder in the jurisdiction of the Conversion Agent with whom the relevant Conversion Notice is deposited shall be required to be paid to such Conversion Agent as a condition precedent to such conversion. None of the Issuer or any Agent will impose any charge upon the exercise of Conversion Rights.

5.7                               Repurchase of Bonds

The Issuer, the Guarantors and any of their Subsidiaries or affiliates may at any time purchase Bonds at any price in the open market or in privately negotiated transactions, provided that such purchases are in compliance with applicable law and stock exchange regulations. All Bonds which are so purchased will forthwith be cancelled and may not be reissued or resold, and the principal amount of the global certificate evidencing such Bonds will be reduced. As long as the Bonds are listed on the Euronext Amsterdam, each year that a repurchase of Bonds has taken place, the Issuer will announce the aggregate principal amount of Bonds repurchased and the remaining aggregate principal amount of Bonds outstanding, in accordance with Section 15.8 hereof.

6                                         Withholding Taxes

6.1                               No Withholding or Deduction for Taxes Unless Required

All payments of principal, interest and other amounts made by the Issuer in respect of the Bonds or by a Guarantor pursuant to the Guarantee will be made without deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied, collected, withheld or assessed by or on behalf of any Taxing Jurisdiction, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law or regulation or by the official interpretation thereof. If any corporation assumes the Issuer’s rights and obligations under the Bonds, the term “Taxing Jurisdiction” will include each jurisdiction in which such corporation is resident for tax purposes from the time it assumes the Issuer’s rights and obligations.

6.2                               No Additional Amounts

If any deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges of any Taxing Jurisdiction shall at any time be required to be made by the Issuer in respect of any amounts to be paid by the Issuer in respect of the Bonds or by a Guarantor in respect of any payment to be made by that Guarantor pursuant to the Guarantee, then such payment shall be made subject to and after such deduction or withholding and neither the Issuer nor such Guarantor shall be required to pay any additional amounts in respect thereof.

7                                         Covenants

7.1                               Covenant Not to Merge, Consolidate, Amalgamate, Sell, Lease or Transfer Assets Except Under Certain Conditions

Neither the Issuer nor any Guarantor will consolidate or amalgamate with or merge into any other corporation or corporations (other than where the Issuer or, as the case may be, the relevant Guarantor is the continuing entity), or sell, lease, or transfer all or substantially all its assets, unless (A) the corporation formed by such consolidation or amalgamation, or into which the Issuer or, as the case may be, the relevant Guarantor shall have been merged, or which shall have acquired such assets upon any such sale, lease or transfer shall have expressly assumed the due and punctual payment of the principal of and interest on all the Bonds and the due and punctual performance and observance of all of the covenants and conditions of the Bonds to be performed or observed by the Issuer or, as the case may be, the due and punctual performance and observance of all of the covenants and conditions of the Guarantee to be performed or observed by that Guarantor and (B) (x) each Bond shall thereafter be convertible into the class and amount of shares and other securities, property and assets (including cash) receivable upon such consolidation, amalgamation or merger or sale, lease or transfer by a holder of the number of Conversion Securities which would have been required to be delivered had such Bond been converted into Conversion Securities immediately prior to such merger, consolidation, amalgamation, sale, lease or transfer or (y) if, in the case of any such sale, lease or transfer, no such shares or other securities, property or assets are receivable by holders of Conversion Securities, the Bonds will be convertible into ordinary shares or common stock or the like (comprising equity securities) of the corporation which shall have acquired the relevant assets on such basis and with a Conversion Price (subject to adjustment as provided in these terms and conditions) as determined in good faith by the Calculation Agent in consultation with two investment banks of international repute selected by the Issuer. For the purposes thereof, the Issuer shall execute and deliver to each of the Agents a supplement to the Agency Agreement satisfactory to the Fiscal Agent. Such supplement will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in these terms and conditions. The provisions of this Section 7.1 will apply in the same way to any subsequent merger, consolidation, amalgamation, sale, lease or transfer. In case of any such consolidation, merger, sale, lease or transfer, and following such an assumption by the successor corporation, such successor corporation will succeed to and be substituted for the Issuer or, as the case may be, the relevant Guarantor, with the same effect as if it had been named herein or, as the case may be, named in the Guarantee. In the event of any such sale, lease or transfer, following such an assumption by the successor corporation, the Issuer or, as the case may be, the relevant Guarantor will be discharged from all obligations and covenants under the Bonds and the Agency Agreement or, as the case may be, under the Guarantee and may be liquidated and dissolved.

7.2                               Reservation of Share Capital

The Issuer covenants that it will at all times maintain authorised share capital free of pre-emption rights sufficient for the issuance of Conversion Securities on exercise of Conversion Rights in respect of all outstanding Bonds from time to time.

7.3                               Negative Pledge

So long as any of the Bonds remain outstanding but not later than the time when all amounts payable under these terms and conditions or the Agency Agreement in respect of all outstanding Bonds and in accordance with the Agency Agreement have been placed at the disposal of the Fiscal Agent, each of the Issuer and the Guarantors undertakes not to, and the Issuer shall procure that none of the Guarantors secure, either by way of transferring or by encumbering any of its assets or revenues, any of its indebtedness (including any liability, whether actual or contingent under any guarantee or indemnity or otherwise) arising from or in respect of any obligation pursuant to bond or note issues or other similar debentures of the Issuer, the Guarantors or any other Person and which constitutes Subordinated Indebtedness or permit any such indebtedness of the Issuer or the Guarantors or any other Person to be secured by the creation of an encumbrance upon such assets or revenues of any of their respective Subsidiaries nor to cause any third party to transfer or encumber any of its assets or revenues, or give a guarantee or indemnity as security for any such indebtedness of the Issuer or the Guarantors without at the same time having the Bondholders share equally and rateably in such security (or, in the case of a guarantee or indemnity, obtaining a substantially identical undertaking of the same obligor).

7.4                               Guarantors

The Issuer will procure that any Subsidiary which becomes a guarantor under the Credit Agreement shall, forthwith and simultaneously with the giving or becoming of such guarantee, become a Guarantor in respect of the Bonds and shall enter into a Guarantee, in the form set out in an appendix to the Agency Agreement pursuant to which it will on a joint and several basis with all other Guarantors from time to time, unconditionally and irrevocably guarantee, on a subordinated basis, the obligations of the Issuer under the Bonds; provided that if and to the extent that any Guarantor ceases to be a guarantor under the Credit Agreement it shall forthwith and simultaneously cease to be a Guarantor in respect of the Bonds and shall be discharged from all its obligations and covenants under the Guarantee.

The Issuer shall give notice to the Bondholders in accordance with Section 15.8 forthwith of any Subsidiary which becomes or ceases to be a Guarantor under this Section.

8                                         Events of Default

8.1                               Events of Default

The following will be Events of Default (each an “Event of Default”) with respect to the Bonds:

(a)                                  Payment Default—Interest—the failure to pay interest on any Bonds when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Section 9 or 10);

(b)                                 Payment Default—Principal—the failure to pay the principal on any Bonds or any other amount payable in respect of the Bonds, when such principal or other amount becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to redeem Bonds pursuant to a Change of Control) (whether or not such payment shall be prohibited by Section 9 or 10);

(c)                                  Conversion Rights—the Issuer fails to deliver Conversion Securities upon exercise of Conversion Rights when the same is required to be delivered or otherwise fails duly and punctually to comply with any of its obligations in respect of the exercise of Conversion Rights and such default continues for a period of 7 days;

(d)                                 Breach of Agreement—a default in the observance or performance of any other covenant or agreement contained in these terms and conditions, the Agency Agreement or the Guarantee which default continues for a period of 60 days after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from the holders of at least 25 per cent. of the outstanding principal amount of the Bonds;

(e)                                  Cross-Acceleration—the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Issuer or any Guarantor or any of the Issuer’s Significant Subsidiaries, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Issuer or such Guarantor of notice of any acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates US$25.0 million (or the equivalent thereof in any other currency or currencies) or more at any time;

(f)                                    Judgments—one or more judgments in an aggregate amount in excess of US$25.0 million (or the equivalent thereof in any other currency or currencies) shall have been rendered against the Issuer or any Guarantor or any of the Issuer’s Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-applicable;

(g)                                 Bankruptcy—the Issuer or any Guarantor or any of the Issuer’s Significant Subsidiaries (i) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (ii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iii) consents to the appointment of a Custodian of it or for substantially all of its property, (iv) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (v) makes a general assignment for the benefit of its creditors or (vi) takes any corporate action to authorise or effect any of the foregoing;

(h)                                 Winding Up—a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Issuer or any Guarantor or any of the Issuer’s Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganisation, arrangement, adjustment or composition in respect of the Issuer or any Guarantor or any of the Issuer’s Significant Subsidiaries, (ii) appoint a Custodian of the Issuer or any Guarantor or any of the Issuer’s Significant Subsidiaries or for substantially all of any of its property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(i)                                     Guarantee—(x) the obligations of any Significant Subsidiary under the Guarantee ceases to be in full force and effect (other than by reason of release of such Guarantor from its obligations thereunder in accordance with the terms and conditions of these Bonds), is declared to be null and void and unenforceable or is found to be invalid, or (y) any Guarantor denies its liability under the Guarantee (other than by reason of release of such Guarantor from its obligations thereunder in accordance with the terms and conditions of these Bonds).

If an Event of Default (other than an Event of Default specified in Section 8.1(a), (b), (g) and (h) shall occur and be continuing, holders of at least 25 per cent. in principal amount of outstanding Bonds may declare the principal of and accrued interest on all the Bonds to be due and payable by notice in writing to the Issuer specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same:

(x)                                   shall become immediately due and payable; or

(y)                                 if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or 5 business days after receipt by the Issuer of such Acceleration Notice, but only if such Event of Default is then continuing.

If an Event of Default specified in either Section 8.1(a), (b), (g) or (h) above occurs and is continuing, then all unpaid principal of and accrued and unpaid interest on all of the outstanding Bonds shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any holder of the Bonds.

At any time after a declaration of acceleration with respect to the Bonds as described above, the holders of a majority in principal amount of the Bonds outstanding may rescind and cancel such declaration and its consequences:

(1)                                  if the rescission would not conflict with any judgment or decree; and

(2)                                  if all existing Events of Default have been cured or waived (except nonpayment of principal or interest that has become due solely because of the acceleration).

No such rescission shall affect any subsequent default, Event of Default or impair any right consequent thereto.

8.2                               Remedies

If an Event of Default occurs and is continuing, a Bondholder may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the

Bonds or to enforce the performance of any provision of the Bonds.

A delay or omission by any Bondholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

8.3                               Waiver of Past Defaults

The holders of a majority in principal amount of the outstanding Bonds by notice to the Issuer may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Bond as specified in Section 8.1(a) or (b). When a Default or Event of Default is waived, it is cured and ceases.

8.4                               Rights of Holders to Receive Payment

Notwithstanding any other provision of these terms and conditions, the right of any Bondholder to receive payment of principal of and interest on a Bond, on or after the respective due dates expressed in such Bond, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Bondholder.

9                                         Subordination of Bonds

9.1                               Bonds Subordinated to Senior Debt

Anything in the terms and conditions of the Bonds to the contrary notwithstanding, the Issuer, for itself and its successors, and each Bondholder, by his or her acceptance of Bonds, agrees that the payment of all Obligations owing to the Bondholders in respect of the Bonds is subordinated, to the extent and in the manner provided in this Section 9, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all Obligations on Senior Debt (including the Obligations with respect to the Credit Agreement, whether outstanding on the Closing Date or thereafter incurred).

This Section 9 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

9.2                               Suspension of Payment When Senior Debt is in Default

(a)                                  If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt (a “Payment Default”), then no payment or distribution of any kind or character shall be made by or on behalf of the Issuer or any other Person on its or their behalf with respect to any Obligations on or with respect to the Bonds or to acquire any of the Bonds for cash or property or otherwise.

(b)                                 If any other event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a “Non-payment Default”) and if the Representative for the respective issue of Designated Senior Debt gives notice of the event of default to the Issuer stating that such notice is a payment blockage notice (a “Payment Blockage Notice”), then during the period (the “Payment Blockage Period”) beginning upon the delivery of such Payment Blockage Notice and ending on the earlier of the 180th day after such delivery and the date on which (x) all events of default with respect to all Designated Senior Debt have been cured or waived or cease to exist or (y) all Designated Senior Debt with respect to which any such event of default has occurred and is continuing is discharged or paid in full in cash or Cash Equivalents, neither the Issuer nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on or with respect to the Bonds or (y) acquire any of the Bonds for cash or property or otherwise. Notwithstanding anything herein to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 180 days from the date the applicable Payment Blockage Notice is received by the Issuer and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 9.2(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

(c)                                  In the event that, notwithstanding the foregoing, any payment shall be received by any Bondholder when such payment is prohibited by the foregoing provisions of this Section 9.2, such payment shall be held for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear.

Nothing contained in this Section 9 shall limit the right of the Bondholders to take any action to accelerate the maturity of the Bonds pursuant to Section 8 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Bondholders are entitled to receive any payment of any kind or character with respect to Obligations on the Bonds.

9.3                               Bonds Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganisation of the Issuer

(a)                                  Upon any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or bonds, to creditors upon any total or partial liquidation, dissolution, winding up, reorganisation, assignment for the benefit of creditors or marshalling of assets and liabilities of the Issuer or in a bankruptcy, reorganisation, insolvency, receivership or other similar proceeding relating to the Issuer or its assets, whether voluntary or involuntary (each, an “Issuer Insolvency Event”), all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on or with respect to the Bonds, or for the acquisition of any of the Bonds for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganisation, receivership or similar proceeding, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or bonds, to which the Bondholders under these terms and conditions would be entitled, except for the provisions hereof, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Bondholders under these terms and conditions if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

(b)                                 To the extent any payment of Senior Debt (whether by or on behalf of the Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

Any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of the Issuer’s obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Section 9, with any turnover of payments as otherwise calculated pursuant to this Section 9 to be made as if no such diminution had occurred.

(c)                                  In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or Bonds, shall be received by any Bondholder when such payment or distribution is prohibited by this Section 9.3, such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(d)                                 The consolidation of the Issuer with, or the merger of the Issuer with or into, another corporation, partnership, trust or limited liability Issuer or the liquidation or dissolution of the Issuer following the conveyance or transfer of all or substantially all of its assets, to another corporation, partnership, trust or limited liability issuer as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganisation for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Issuer’s obligations under the Bonds and the Agency Agreement.

9.4                               Payments May Be Paid Prior to Dissolution

Nothing contained in this Section 9 or elsewhere in these terms and conditions shall prevent (i) the Issuer, except under the conditions described in Sections 9.2 and 9.3, from making payments at any time for the purpose of making payments of principal of and interest and any other amounts on the Bonds to the Bondholders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable the Issuer shall have actually received the written notice provided for in the first sentence of Section 9.2(b) (provided that, notwithstanding the foregoing, the Bondholders receiving any payments made in contravention of Section 9.2 and/or Section 9.3 (and the respective such payments) shall otherwise be subject to the provisions of Section 9.2 and Section 9.3). The Issuer shall give prompt written notice to the Fiscal Agent and the Bondholders of any dissolution, winding-up, liquidation or reorganisation of the Issuer, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

9.5                               Holders To Be Subrogated to Rights of Holders of Senior Debt

Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Bondholders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or bonds of the Issuer applicable to the Senior Debt until the Bonds shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Issuer, or by or on behalf of the Bondholders by virtue of this Section 9, which otherwise would have been made to the Bondholders shall, as between the Issuer and the Bondholders, be deemed to be a payment by the Issuer to or on account of the Senior Debt, it being understood that the provisions of this Section 9 are and are intended solely for the purpose of defining the relative rights of the Bondholders, on the one hand, and the holders of Senior Debt, on the other hand.

9.6                               Obligations of the Issuer Unconditional

Nothing contained in this Section 9 or elsewhere in these terms and conditions is intended to or shall impair, as among the Issuer,

its creditors other than the holders of Senior Debt, and the Bondholders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Bondholders the principal of and any interest and other amounts on the Bonds as and when the same shall become due and payable in accordance with the terms and conditions of the Bonds, or is intended to or shall affect the relative rights of the Bondholders and creditors of the Issuer other than the holders of the Senior Debt, nor shall anything herein or therein prevent any Bondholder from exercising all remedies otherwise permitted by applicable law upon default under these terms and conditions, subject to the rights, if any, in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

9.7                               Notice to Holders

The Issuer shall give prompt written notice to the Fiscal Agent and the Bondholders of any fact known to the Issuer which would prohibit the making of any payment in respect of the Bonds pursuant to the provisions of this Section 9, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

9.8                               Reliance on Judicial Order or Certificate of Liquidating Agent

Upon any payment or distribution of assets of the Issuer referred to in this Section 9, the Bondholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganisation or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered or notified to Bondholders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 9.

9.9                               Subordination Rights Not Impaired by Acts or Omissions of the Issuer or Holders of Senior Debt

No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Issuer with the terms of these terms and conditions, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Bondholders, without incurring responsibility to the Bondholders and without impairing or releasing the subordination provided in this Section 9 or the obligations hereunder of the Bondholders to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

9.10                        This Section 9 Not To Prevent Events of Default

The failure to make a payment on account of principal of or interest or any other amounts on the Bonds by reason of any provision of this Section 9 will not be construed as preventing the occurrence of an Event of Default or preventing the Bonds together with accrued interest becoming due and payable or preventing the Bondholders from taking any action in relation thereto, including under applicable bankruptcy or insolvency laws.

9.11                        This Section 9 Not To Prevent Conversion

Nothing in this Section shall prevent or affect the right of a Bondholder to exercise Conversion Rights or affect the obligations of the Issuer following or in relation or in respect of such exercise.

10                                  Subordination of Guarantee

10.1                        Guarantee Obligations Subordinated to Guarantor Senior Debt

Anything in the terms and conditions of the Bonds and the Guarantee to the contrary notwithstanding, each of the Guarantors, for itself and its successors, and each Bondholder, by his or her acceptance of Guarantee, agrees that the payment of all Obligations owing to the Bondholders in respect of its Guarantee is subordinated, to the extent and in the manner provided in this Section 10, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, of all Obligations on Guarantor Senior Debt of such Guarantor (including the Obligations with respect to the Credit Agreement, whether outstanding on the Closing Date or thereafter incurred).

This Section 10 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Guarantor Senior Debt, and such provisions are made for the benefit of the holders of Guarantor Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

10.2                        Suspension of Guarantee Obligations When Guarantor Senior Debt Is in Default

(a)                                  If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Debt (including, without limitation, guarantees of the foregoing items which constitute Guarantor Senior Debt), then no payment of any kind or character shall be made by or on behalf of such Guarantor or any other Person on its behalf with respect to any Obligations in respect of the Guarantee or to acquire any of the Bonds for cash or property or otherwise and until such Payment Default shall have been cured or waived or ceases to exist or such Guarantor Senior Debt shall have been discharged or paid in full in cash or Cash Equivalents.

(b)                                 During any Payment Blockage Period (as determined in accordance with Section 9.2(b)), including the limitations set forth therein), neither any Guarantor nor any other Person on any Guarantor’s behalf shall (x) make any payment of any kind or character with respect to any Guarantee or (y) acquire any of the Bonds for cash or property or otherwise.

(c)                                  In the event that, notwithstanding the foregoing, any payment shall be received by any Bondholder when such payment is prohibited by the foregoing provisions of this Section 10.2, such payment shall be held for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear.

10.3                        Guarantee Obligations Subordinated to Prior Payment of All Guarantor Senior Debt on Dissolution, Liquidation or Reorganisation of Such Guarantor

(a)                                  Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganisation, assignment for the benefit of creditors or marshalling of assets of such Guarantor or in a bankruptcy, reorganisation, insolvency, receivership or other similar proceeding relating to such Guarantor or its property, whether voluntary or involuntary, (each, a “Guarantor Insolvency Event”) all Obligations due or to become due upon all Guarantor Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations relating to any Guarantee or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganisation, receivership or similar proceeding, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Bondholders under these terms and conditions would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Bondholders under these terms and conditions if received by them, directly to the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt.

(b)                                 To the extent any payment of Guarantor Senior Debt (whether by or on behalf of a Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

Any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of any Guarantor’s obligation to make any distribution or payment pursuant to any Guarantor Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Guarantor Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Section 10, with any turnover of payments as otherwise calculated pursuant to this Section 10 to be made as if no such diminution had occurred.

(c)                                  In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Bondholder when such payment or distribution is prohibited by this Section 10.3, such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

(d)                                 The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of a Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation as long as permitted under the terms of the Guarantor Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganisation for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assumes the Guarantee of such Guarantor under the Bonds and the Guarantee.

Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt, the Bondholders shall be subrogated to the rights of the holders of Guarantor Senior Debt of such Guarantor to receive payments or distributions of cash, property or securities of such Guarantor applicable to such Guarantor Senior Debt until all amounts owing on or in respect of the Guarantee Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Guarantor Senior Debt by or on behalf of such Guarantor, or by or on behalf of the Bondholders by virtue of this Section 10, which otherwise would have been made to the Bondholders shall, as between such Guarantor and the Bondholders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Debt, it being understood that the provisions of this Section 10 are and are intended solely for the purpose of defining the relative rights of the Bondholders, on the one hand, and the holders of Guarantor Senior Debt, on the other hand.

10.6                        Guarantee Obligations of the Guarantors Unconditional

Nothing contained in this Section 10 or elsewhere in these terms and conditions or in the Guarantee is intended to or shall impair, as among the Guarantors, their creditors other than the holders of Guarantor Senior Debt, and the Bondholders, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Bondholders all amounts due and payable under the Guarantee as and when the same shall become due and payable in accordance with the terms and conditions of the Bonds and the Guarantee, or is intended to or shall affect the relative rights of the Bondholders and creditors of the Guarantors other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent any Bondholder from exercising all remedies otherwise permitted by applicable law upon default under these terms and conditions, subject to the rights, if any, in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

10.7                        Notice to Bondholders

Each Guarantor shall give prompt written notice to the Fiscal Agent and the Bondholders of any fact known to such Guarantor which would prohibit the making of any payment to the Holders in respect of the Guarantee pursuant to the provisions of this Section 10, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

10.8                        Reliance on Judicial Order or Certificate of Liquidating Agent

Upon any payment or distribution of assets of a Guarantor referred to in this Section 10, the Bondholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganisation or similar case or proceeding is pending, or upon a certificate of the trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered or notified to Bondholders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 10.

10.9                        Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Holders of Guarantor Senior Debt

No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by any Guarantor with these terms and conditions, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Bondholders, without incurring responsibility to the Bondholders and without impairing or releasing the subordination provided in this Section 10 or the obligations hereunder of the Bondholders to the holders of Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Guarantors and any other Person.

10.10                 This Section 10 Not To Prevent Events of Default

The failure by any Guarantor to make a payment on account of principal or of interest or any other amount pursuant to the Guarantee by reason of any provision of this Section 10 will not be construed as preventing the occurrence of an Event of Default.

11                                  Modifications And Amendments

11.1                        Modifications and Amendments

The Issuer, the Fiscal Agent and the Agents may enter into an agreement or agreements supplemental to the Agency Agreement at any time, and without the consent of any Bondholder or any Person holding an interest in the Bonds through an account with a financial intermediary, for the purpose of:

(a)                                  conveying, transferring, assigning, mortgaging or pledging to such Bondholder as security for the Bonds, any property or assets;

(b)                                 curing any ambiguity or correcting or supplementing any provision contained in the Agency Agreement, the terms and conditions of the Bonds or any supplemental agreement which may be defective or inconsistent with any other provision contained in the Agency Agreement, the terms and conditions of the Bonds or any supplemental agreement, material respect; or

(c)                                  evidencing and providing for the acceptance of appointment under the Agency Agreement of a further or successor Agent with respect to the Bonds.

11.2                        Modifications and Amendments With Bondholder Consent

The Agency Agreement contains provision for convening meetings of Bondholders (including at the Issuer’s request) for the purpose of considering any matter affecting their interests, including the modification of any of the provisions of the Bonds or the Guarantee. Such meeting may be convened by Bondholders holding not less than 10 per cent. in aggregate principal amount of the Bonds for the time being outstanding (as defined in the Agency Agreement). The quorum at any such meeting for passing a resolution will be one or more persons holding or representing a clear majority of the principal amount of the Bonds for the time being outstanding, or at any adjourned meeting two or more persons being or representing Bondholders whatever the principal amount of Bonds so held or represented, provided that at any meeting the business of which includes the matters listed below, the necessary quorum for passing a resolution will be one or more persons holding or representing not less than 75 per cent. or at any adjourned such meeting not less than one-third, of the principal amount of the Bonds for the time being outstanding. A resolution duly passed in accordance with the provisions of the Agency Agreement at any meeting of Bondholders will be binding on all Bondholders whether or not they are present at the meeting and whether or not they vote in favour. The Issuer, the Fiscal Agent and the Conversion Agents may enter into an agreement or agreements supplemental to the Agency Agreement for the purpose of making any amendment or modification to the Bonds or the Agency Agreement or modifying in any manner the rights of any Bondholder with the consent of the Bondholder or Bondholders representing at least a majority in aggregate principal amount of the Bonds at the time outstanding; provided, however, that no such modification, amendment or waiver may, without the consent or the affirmative vote of Bondholders representing at least 75 per cent. of the aggregate principal amount of the Bonds at the time outstanding:

(a)                                  change the Maturity Date of or the Interest Payment Date for any Bond;

(b)                                 reduce the principal amount of or interest on any Bond, or reduce the amount payable upon redemption of any such Bond or reduce any amount payable under the Guarantee;

(c)                                  adversely affect the Conversion Rights or the provisions regarding adjustment of the Conversion Price (except as permitted under the Agency Agreement and the Bonds);

(d)                                 impair any Bondholder’s right to institute suit for the enforcement of any payment on or with respect to the Bonds or the Guarantee;

(e)                                  change the currency of payment of principal or interest or any other amount on any Bond or any amount payable under the Guarantee;

(f)                                    amend any of the provisions of Section 9 or Section 10 (or the corresponding provisions of the Guarantee;

(g)                                 reduce the above-stated percentage in principal amount of Bonds outstanding necessary to modify or amend the Agency Agreement or the terms and conditions of the Bonds or any of the provisions of the Guarantee;

(h)                                 reduce any requirement that Bondholders representing any minimum percentage in aggregate principal amount of the Bonds outstanding be present or give consent at any meeting of Bondholders at which a resolution is adopted; or

(i)                                     modify or affect in any manner adverse to the interest of any Bondholder the terms and conditions of the Bonds or the Guarantee regarding the due and punctual payment of the principal of, or interest or any other amounts due on, the Bonds or the Guarantee.

12                                  Fiscal Agent

12.1                        Agent to the Issuer

The Agents, when acting in that capacity, act solely as agents of the Issuer and do not assume any obligation towards or relationship of agency or trust for or with any Bondholder or any Person holding an interest in respect of any Bond through an account with a financial intermediary or otherwise.

12.2                        Appointment and Termination of Agents

The Issuer has initially appointed the Fiscal Agent, the Registrar, the Calculation Agent and the Conversion Agents for the Bonds as stated above. The Issuer may at any time appoint additional or other Agents and terminate the appointment of such Agents. Notice of any such termination or appointment and of any change in the office through which any Agent will act will be promptly given to each Bondholder in the manner described in Section 15.8 hereof.

12.3                        Duty to Maintain Office

As long as the Bonds are listed on the Euronext Amsterdam, the Issuer will maintain in Amsterdam an Agent with respect to the Bonds.

13                                  Securities Holding Structure

13.1                        Form and Custody of Bonds

The entire issue of the Bonds will be initially evidenced by a global certificate in fully registered form, which will be deposited with and registered in the name of a common depositary (or its nominee) (the “Common Depositary”) for Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear”) and Clearstream Banking, société anonyme (“Clearstream” and together with Euroclear, the “Central Securities Depositories”).

13.2                        Multi-Tiered Holding System

As long as the certificate evidencing the Bonds is on deposit with the Central Securities Depositories or any of their respective successors, then:

(a)                                  any Person wishing to acquire, hold or transfer an interest in respect of the Bonds must do so through an account with a Central Securities Depository or any of their respective successors or another securities intermediary holding an equivalent interest in respect of the Bonds directly or indirectly through a Central Securities Depository or any of its successors;

(b)                                 there will be one or more securities intermediaries standing between each such accountholder and the underlying Bonds;

(c)                                  the Issuer and the Fiscal Agent will have the right to treat the Central Securities Depositories or their respective successors or agents as the holders or Persons exclusively entitled to receive interest and other payments or property in respect of or in exchange for the Bonds, including the Conversion Securities, and otherwise to exercise all the rights and powers with respect to any Bond;

(d)                                 the obligation of the Issuer to make payments of interest and principal and other amounts with respect to any Bond shall be discharged at the time payment in the appropriate amount is made in accordance with the Agency Agreement to a Central Securities Depository or its successor or agent;

(e)                                  the obligation of the Issuer to deliver Conversion Securities upon the exercise by any Bondholder of any Conversion Rights shall be discharged at the time the Conversion Securities are delivered to a Central Securities Depository or its successor or agent in accordance with Section 5.3; and

(f)                                    any Person that acquires, holds or transfers interests in respect of any Bond through accounts with a Central Securities Depository or with any other financial intermediary will be subject to the laws and contractual provisions governing such Person’s relationship with its financial intermediary, as well as the laws and contractual provisions governing the relationship between its financial intermediary and each other financial intermediary, if any, standing between itself and the global certificate evidencing the Bonds and, in the case of a certificate in registered form, the Bonds Register to determine (A) the legal nature of its interest in respect of any Bond and whether such interest is protected against the insolvency of its financial intermediary or any financial intermediary standing between such investor and the underlying Bonds and, in the case of a certificate in registered form, the Bonds Register, (B) whether a Central Securities Depository or its successor, and each other securities intermediary, if any, standing between such Person and the underlying Bonds and, in the case of a certificate in registered form, the Bonds Register, is required to enforce the payment and other terms of the Bonds against the Issuer or to put its accountholders in a position to do so directly and (C) whether such Person’s financial intermediary and each financial intermediary, if any, standing between such Person and the underlying Bonds and, in the case of a certificate in registered form, the Bonds Register, is required to pass on to such Person the benefits of ownership of any Bonds.

13.3                        Right to Obtain Individual Certificates in Exchange for the Global Certificate

Except as described in this Section 13.3, the global certificate evidencing the Terms and Conditions and deposited in a Central Securities Depository or any of its successors will not be exchangeable for individual certificates each evidencing a single Bond or less than the entire issue of the Bonds. Subject to the foregoing sentence, if (A) a Central Securities Depository or its successor notifies the Issuer that it is unwilling or unable to continue as depository and a successor depository is not appointed within 14 days, (B) an Event of Default shall have occurred and the maturity of the Bonds shall have been accelerated in accordance with the terms of the Bonds or (C) the Issuer shall have decided in its sole discretion that the Bonds should no longer be evidenced solely by a global certificate, then upon having prepared a deed or deeds with a fixed date, governed by Dutch law, between the relevant Bondholder, the relevant Central Securities Depository and the relevant accountholders of such Central Securities Depository with an interest in such Bonds:

(a)                                  the Issuer will promptly and in any event not later than 10 Business Days thereafter cause individual certificates each evidencing a single Bond or such other number of Bonds as specified by the Central Securities Depositories or their respective successors to be duly executed, authenticated and delivered to the Central Securities Depositories or their respective successors and, in the case of individual certificates in registered form, registered in the name of the relevant Central Securities Depository or its nominee, against surrender by the Central Securities Depositories or their respective successors;

(b)                                 notwithstanding any other provision of the terms and conditions or the Agency Agreement, the individual certificates so delivered to the Central Securities Depositories or their respective successors may be delivered by them to their respective accountholders in such amounts as shall correspond to the amount of Bonds credited to the accounts of such accountholders on the records of the Central Securities Depositories or their respective successors at the time of such delivery and, in the case of individual certificates in registered form, the Issuer will register the Bonds evidenced by such individual certificates in such names and amounts as the Central Securities Depositories or their respective successors shall specify to the Issuer or the Fiscal Agent, which specification shall serve as notification of transfer (mededeling); and

(c)                                  if for any reason individual certificates are not issued, authenticated and delivered to the Central Securities Depositories or their respective successors in accordance with Sections (i) and (ii) of this Section 13.3(c), then:

(i)                                     each Central Securities Depository or its respective successors may provide to each of its accountholders a statement of each accountholder’s interest in the Bonds evidenced by the global certificate held by such Central Securities Depository or its successor, together with a copy of the global certificate; and

(ii)                                  notwithstanding any other provision of the terms and conditions or of the Agency Agreement, each such accountholder or its successors and assigns (x) shall have a claim, directly against the Issuer, for the payment of any amount due or to become due in respect of such accountholder’s interest in the Bonds evidenced by the global certificate, and shall be empowered to bring any claim, to the extent of such accountholder’s interest in the Bonds evidenced by the global certificate and to the exclusion of such Central Securities Depository or its successor, that as a matter of law could be brought by the holder of the global certificate and the Person in whose name the Bonds are registered and (y) may, without the consent and to the exclusion of such Central Securities Depository or its successor, file any claim, take any action or institute any proceeding, directly against the Issuer, to compel the payment of such amount or enforce any such rights, as fully as though the interest of such accountholder in the Bonds evidenced by the global certificate were evidenced by an individual certificate in such accountholder’s actual possession and as if an amount of Bonds equal to such accountholder’s stated interest were registered in such accountholder’s name and without the need to produce the global certificate in its original form. This Section 13.3(c) (ii) constitutes an unconditional and irrevocable, third party stipulation (derdenbeding, as used in Article 6:253 of The Netherlands Civil Code).

For purposes of this Section 13.3, the account records of a Central Securities Depository or its successor will, in the absence of manifest error, be conclusive evidence of the identity of each accountholder that has any interest in the Bonds evidenced by the global certificate held by such Central Securities Depository or its successor and the amount of such interest. Individual certificates will be issued in denominations of EUR 1,000 or integral multiples of that amount and, when delivered against surrender of the global certificate shall be issued in registered form without coupons.

13.4                        Direct Holding System

Subject to Section 13.2, if the global certificate is exchanged for individual certificates each evidencing a single Bond or less than the entire issue of Bonds, then:

(i)                                     the Issuer and the Fiscal Agent will have the right to treat each Bondholder as the holder and Person exclusively entitled to receive interest and other payments or property in respect of or in exchange for the Bonds, including the Conversion Securities, and otherwise to exercise all the rights and powers with respect to any Bond;

(ii)                                  the obligation of the Issuer to make payments of interest and principal and other amounts with respect to the Bonds shall be discharged at the time payment in the appropriate amount is made in accordance with the Agency Agreement to each Bondholder; and

(iii)                               the obligation of the Issuer to deliver Conversion Securities upon the exercise by any Bondholder of any Conversion Rights shall be discharged at the time the Conversion Securities are delivered to such Bondholder in accordance with Section 5.3.

13.5                        Lost, Stolen or Mutilated Certificates

In case any certificate evidencing one or more Bonds shall become mutilated, defaced or apparently destroyed, lost or stolen, the Issuer may execute, and, upon the request of the Issuer, the Registrar shall authenticate and deliver, a new certificate evidencing such Bonds, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced certificate evidencing such Bonds or in lieu of and in substitution for the apparently destroyed, lost or stolen certificate evidencing such Bonds. In every case the applicant for a substitute certificate evidencing such Bonds shall furnish to the Issuer and to the Registrar such security or indemnity as may be required by them to indemnify and defend and to save each of them and any agent of the Issuer or the Registrar harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such certificate evidencing such Bonds and of the ownership thereof. Upon the issuance of any substitute certificate evidencing such Bonds, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Registrar) connected therewith together with such indemnity or security as is reasonably required by the Issuer and the Registrar.

14                                  Definitions

As used herein, the following capitalised terms have the meanings set forth below:

“Affiliates” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agency Agreement” has the meaning set forth in Section 1.1.

“Agent” has the meaning set forth in Section 1.1.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors and shall for the avoidance of doubt include the Dutch Bankruptcy Act (“Faillissementswet”).

“Bondholder” means any Person who is registered as the owner of such Bonds on the Bonds Register.

“Bonds” has the meaning set forth in Section 1.1.

“Bonds Register” means the register of the Bonds maintained by the

Registrar to register ownership of the Bonds.

“Business Day” means a calendar day other than a Saturday or a Sunday which in London and Amsterdam is neither a legal holiday nor a calendar day on which banking institutions are authorised by law or regulation to close and on which the TARGET system is open and, in the case of surrender of a certificate representing a Bond, in the place where such certificate is surrendered.

“Calculation Agent” has the meaning set forth in Section 1.1.

“Capitalised Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for the purposes of this definition, the amount of such obligations at any date shall be the capitalised amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means:

(1)                                  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2)                                  with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Cash Dividend” means an amount of cash per share equal to the amount of any cash dividend or distribution paid or payable on a Conversion Security (including a dividend permitting but not requiring the holder of such Conversion Security to elect to receive such dividend in additional Conversion Securities) prior to the deduction of any withholding tax.

“Cash Equivalents” means:

(1)                                  US dollars, any Alternate Currency (as defined in the Credit Agreement) and, in the case of the Issuer and any of its Foreign Subsidiaries (as defined in the Credit Agreement), such local currencies held by them from time to time in the ordinary course of their businesses;

(2)                                  securities issued or directly fully guaranteed or insured by the governments of the United States, The Netherlands, Great Britain, France, Switzerland or Germany or any agency or instrumentality thereof (provided that the full faith and credit of the respective such government is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

(3)                                  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank or commercial bank or a foreign country recognised by the United States, in each case having capital and surplus in excess of US$500,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or similar equivalent thereof) or higher by at least one nationally recognised statistical rating organisation (as defined under Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(4)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; and

(5)                                  commercial paper having one of the two highest ratings obtainable from S&P or Moody’s and in each case maturing within six months after the date of acquisition. Furthermore, with respect to Foreign Subsidiaries of the Issuer which are not organised in one or more Qualified Jurisdictions (as defined in the Credit Agreement), Cash Equivalents shall include bank deposits (and investments pursuant to operating account agreements) maintained with various local banks in the ordinary course of business consistent with past practice of the Issuer’s Foreign Subsidiaries.

“Closing Date” means 18 December 2003.

“Closing Price” means, (i) with respect to the Conversion Securities, for any Conversion Business Day, the market price per such Conversion Security quoted at the close of business on the Euronext Amsterdam on such day or (ii) with respect to any right, warrant or other security, for any Business Day, the market price per right, warrant or other security quoted at the close of business on the principal exchange on which such right, warrant or other security is traded on such day.

“Combined Consideration” means New Securities in combination with Other Consideration.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.

“Conversion Business Day” means any calendar day other than a Saturday or Sunday that is (or, but for the occurrence of a Market Disruption Event, would have been) a trading day on the Euronext Amsterdam other than a calendar day on which trading is scheduled to close prior to the regular weekday closing time.

“Conversion Notice” has the meaning set forth in Section 5.2.

“Conversion Period” has the meaning set forth in Section 5.6.

“Conversion Price” has the meaning set forth in Section 5.1.

“Conversion Rights” has the meaning set forth in Section 5.1.

“Conversion Securities” means the registered common shares of the Issuer and/or as the context may require any Spin-off Securities, Reclassified Securities or equity securities to be delivered on exercise of Conversion Rights pursuant to Sections 5.4(a)(x), 5.4(c) or 7.1.

“Credit Agreement” means the Credit Agreement dated as of 26 October 1999, between the Issuer, Buhrmann US Inc., the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders, and shall mean and include any agreement or indenture relating to any Indebtedness directly or indirectly financing or refinancing all or any part of the Indebtedness incurred under or pursuant to the Credit Agreement or any such agreement or indenture.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Delivery Date” has the meaning set forth in Section 5.3.

“Designated Senior Debt” means (1) Indebtedness under or in respect of the Credit Agreement and (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least US$25.0 million (or its equivalent in other currencies) and is specifically designated in the instrument evidencing such Senior Debt as “Designated Senior Debt”.

“Disqualified Equity Interests” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Senior Subordinated Notes Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Senior Subordinated Notes Change of Control) on or prior to the date which is 91 days after the maturity date of the Senior Subordinated Notes.

“Equity Interests” means, with respect to any Person, the Capital Stock of such Person, any warrants, options or other options to purchase or acquire such Capital Stock and any securities convertible into or exchangeable for such Capital Stock.

“equity securities” means issued share capital except that which does not carry any right to participate beyond a specified amount in a distribution of dividends or assets.

“EURIBOR” means the rate per annum for deposits in euro for a period of three months for an amount approximately equal to the amount of the Issuer’s defaulted payment obligation at approximately 11:00 a.m. (London time) two Business Days before the date of such default which appears on the Telerate Page 248 (or such other Telerate Page as may in the future contain the per annum rate for three-month EURIBOR). If Telerate ceases or fails to publish such a rate, the Calculation Agent shall in good faith designate another internationally reputable source publishing such rate.

“Euronext Amsterdam” means Euronext Amsterdam N.V. (or any successor thereof).

“Event of Default” has the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“fair market value” means, with respect to any property, the fair market value of that property as determined in good faith by the Calculation Agent in consultation with two investment banks of international repute selected by the Issuer; provided, that (i) the fair market value of a Cash Dividend per Conversion Security shall be the amount of the Cash Dividend per Conversion Security; and (ii) where rights, warrants or other securities are publicly traded in a market of adequate liquidity (as determined in good faith by the Calculation Agent in consultation with two investment banks of international repute selected by the Issuer), the fair market value of such rights, warrants or other securities shall equal the arithmetic mean of the daily Closing Prices of such rights, warrants or other securities during the eight Business Day period commencing on the first Business Day such rights, warrants or other securities are publicly traded, or such shorter period as such rights, warrants or other securities are publicly traded.

“Fiscal Agent” has the meaning set forth in Section 1.1.

“Fractional Conversion Securities” means an amount of Conversion Securities less than one such security.

“GAAP” means generally accepted accounting principles in the Kingdom of The Netherlands, as consistently applied by the Issuer for all applicable periods, which are in effect as of the Closing Date.

“Guarantee” means the guarantee dated 18 December 2003 entered into by the initial Guarantors and any further Guarantee as shall be entered into from time to time which contain the guarantee by the Guarantors pursuant to the provisions of these terms and conditions of the Issuer’s obligations under the Bonds.

“Guarantor Senior Debt” means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Closing Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, “Guarantor Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(x)                                   all monetary obligations (including guarantees thereof) of every nature of such Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

(y)                                 all Interest Swap Obligations (and guarantees thereof); and

(z)                                   all obligations (and guarantees thereof) under Currency Agreements;

in each case whether outstanding on the Closing Date or thereafter incurred. Without limiting the foregoing, “Guarantor Senior Debt” shall include any of the foregoing under any guarantee of the Credit Agreement that is not found enforceable under the laws of Germany.

Notwithstanding the foregoing, “Guarantor Senior Debt” shall not include:

(1)                                  any Indebtedness of such Guarantor to the Issuer or any of its Subsidiaries;

(2)                                  Indebtedness to, or guaranteed on behalf of, any director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation);

(3)                                  obligations to trade creditors and other amounts incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services;

(4)                                  Indebtedness represented by Disqualified Equity Interests;

(5)                                  any liability for taxes owed or owing by such Guarantor;

(6)                                  that portion of any Indebtedness incurred in violation of Section 4.10 of the Credit Agreement (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers’ Certificate of Buhrmann US Inc. to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture);

(7)                                  Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor;

(8)                                  any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor; and

(9)                                  any Indebtedness in respect of the Senior Subordinated Notes.

“Guarantors” means the parties to the Guarantee from time to time (which initially are Buhrmann Office Products Nederland B.V., Tetterode-Nederland B.V., Veenman B.V., Buhrmann Financieringen B.V., Buhrmann International B.V., Buhrmann II B.V., Buhrmann Nederland B.V., Buhrmann Fined B.V., Buhrmann Nederland Holding B.V., Buhrmann Office Products Austria B.V., Buhrmann Stafdiensten B.V., Corporate Express Europe B.V., Corporate Express Holding B.V., Desk B.V., KNP Nederland B.V., KNP Nederland (Holding) B.V.,

Papiermaatschappij Amsterdam-West B.V., Buhrmann Europcenter N.V., Buhrmann Paper UK Ltd., Buhrmann UK Ltd., Copygraphic Limited, Corporate Express Ltd., Corporate Express (Holdings) Ltd., Corporate Express (UK), Ramchester International Furnishings, Buhrmann Beteiligungen Deutschland GmbH, Buhrmann Holding GmbH & Co KG, Buhrmann Holding Verwaltungs GmbH, Corporate Express Deutschland GmbH, Corporate Express Deutschland GmbH & Co Vertriebs KG, Corporate Express Verwaltungs GmbH, BT OP USA Corp., BTOPI Holding (US), Buhrmann Swaps, Inc., Corporate Express, Inc., ASAP Software Express, Inc., License Technologies Group, Inc., Corporate Express Promotional Marketing, Inc., Corporate Express Document & Print Management, Inc., Moore Labels, Inc., Corporate Express Philadelphia Real Estate, Inc., Corporate Express Real Estate, Inc., Corporate Express Office Products, Inc. and Corporate Express of Texas, Inc.) and shall include any other entity becoming a Guarantor pursuant to Section 7.4 but shall exclude any entity which ceases to be a Guarantor pursuant to Section 7.4.

“Indebtedness” means, with respect to any Person, without duplication:

(1)                                  all indebtedness of such Person for borrowed money;

(2)                                  all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                  all Capitalised Lease Obligations of such Person;

(4)                                  all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

(5)                                  all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)                                  guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below, other than Standard Securitisation Undertakings;

(7)                                  all obligations of any other Person of the type referred to in clauses (1) through (6) that are secured by any Lien on any asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such asset or the amount of the Obligation so secured;

(8)                                  all obligations under Currency Agreements, interest swap agreements and other hedging arrangements (including the SAPPI Hedging Arrangements) of such Person; and

(9)                                  all Disqualified Equity Interests issued by such Person with the amount of Indebtedness represented by such Disqualified Equity Interests being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Equity Interests, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Equity Interests.

“Indenture” means the Indenture dated as of 29 October 1999 in respect of up to US$500,000,000 12 1/4% Senior Subordinated Notes due 2009, as amended or supplemented from time to time in accordance with the terms thereof.

“Interest Payment Date” has the meaning set forth in Section 3.2.

“Interest Period” has the meaning set forth in Section 3.2.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Judgment Currency” has the meaning set forth in Section 15.3.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest), but not including any interests in accounts receivable and related assets conveyed by the Issuer or any of its Subsidiaries in connection with a Qualified Securitisation Transaction.

“Market Disruption Event” means, for any Conversion Business Day, any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) (i) in the Conversion Securities on the Euronext Amsterdam occurring or existing during the one-half hour period immediately prior to the close of business of the Euronext Amsterdam or (ii) in any options contracts or futures contracts relating to the Conversion Securities on the Euronext Amsterdam or other exchange if, in any such case, such suspension or limitation is, in the good faith determination of the Calculation Agent, material.

“Maturity Date” has the meaning set forth in Section 1.1.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Merger Date” means, in respect of any Merger Event, the date on which all holders of the Conversion Securities (other than, in the case of a takeover offer, any Conversion Securities owned or controlled by the offeror) have agreed or irrevocably become obligated to transfer their Conversion Securities.

“Merger Event” means any (i) consolidation, amalgamation or merger of the Issuer with or into another entity (other than a consolidation, amalgamation or merger where the Issuer is the continuing entity) or (ii) a statutory split up (other than a Spin-off Event).

“New Securities” means equity securities (whether of the Issuer or a third party) which are publicly traded on a recognised exchange.

“Notification Date” has the meaning set forth in Section 5.2.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, and all guarantees of any of the foregoing.

“Other Consideration” means cash, securities (other than New Securities) or other property (whether of the Issuer or a third party).

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organisation, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Qualified Equity Interests” means any Equity Interests other than (1) any Disqualified Equity Interests and (2) any debt securities convertible into or exchangeable for Capital Stock.

“Qualified Securitisation Transactions” has the meaning given to it in the Indenture.

“Record Date” has the meaning set forth in Section 3.2(d).

“Redemption Date” means, with respect to any call for redemption of the Bonds by the Issuer, the date set for such redemption in the Redemption Notice provided for such redemption.

“Redemption Notice” means, with respect to any call for redemption, the notice given by the Issuer pursuant to Section 4.

“Redemption Price” has the meaning set forth in Section 3.1.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary. Unless otherwise indicated, references to Restricted Subsidiaries shall be to Restricted Subsidiaries of the Issuer, including Buhrmann US Inc.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc.

“SAPPI Hedging Arrangements” shall mean any hedging arrangements existing on the Closing Date or entered from time to time thereafter by the Issuer and one or more of its Restricted Subsidiaries, in each case on an unsecured basis, which are entered into to protect against fluctuations in the value of the SAPPI Shares then held by the Issuer and its

Restricted Subsidiaries and which are non-speculative in nature.

“SAPPI Shares” shall mean the shares of SAPPI Limited, a company incorporated under the laws of the Republic of South Africa, whose registered office is at 48 Ameshoff Street, Braamfontein, Johannesburg 2001, Republic of South Africa, owned by Buhrmann International B.V. on the Closing Date less any such shares disposed of subsequent to the Closing Date.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Senior Debt” means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Issuer, whether outstanding on the Closing Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to Bonds. Without limiting the generality of the foregoing, “Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(1)                                  all monetary obligations of every nature of the Issuer under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

(2)                                  all Interest Swap Obligations (and guarantees thereof); and

(3)                                  all obligations (and guarantees thereof) under Currency Agreements;

in each case whether outstanding on the Closing Date or thereafter incurred.

Notwithstanding the foregoing, “Senior Debt” shall not include:

(1)                                  any Indebtedness of the Issuer to any of its Subsidiaries;

(2)                                  Indebtedness to, or guaranteed on behalf of, any director, officer or employee of Parent or any of its Subsidiaries (including, without limitation, amounts owed for compensation);

(3)                                  obligations to trade creditors and other amounts incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services;

(4)                                  Indebtedness represented by Disqualified Equity Interests;

(5)                                  any liability for taxes owed or owing by the Issuer;

(6)                                  that portion of any Indebtedness incurred in violation of Section 4.10 of the Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers’ certificate of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture);

(7)                                  Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer;

(8)                                  any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Issuer; and

(9)                                  any Indebtedness in respect of the Senior Subordinated Notes.

“Senior Subordinated Notes” means the 12 1/4% Senior Subordinated Notes due 2009 issued by Buhrmann US Inc.

“Senior Subordinated Notes Change of Control” means the occurrence of one or more of the following events (whether or not otherwise in compliance with the provisions of the Indenture):

(1)                                  any transaction (including any merger or consolidation) shall be consummated after which any Person or Group, together with any Affiliates thereof, shall become the owner, directly or indirectly, beneficially or of record, of Equity Interests representing 50% or more of the aggregate ordinary voting power of the Equity Interests of the Issuer; provided that

(x) such ownership by Stichting B solely by reason of the issuance of the Issuer’s Preference Shares B pursuant to Section 4.10(b)(11) of the Indenture shall not result in a Senior Subordinated Notes Change of Control under this clause (1) so long as Stichting B Continuing Directors shall not cease to constitute a majority of the executive committee of Stichting B and (y) ownership of record of the Issuer’s Preference Shares A by Stichting shall not result in a Senior Subordinated Notes Change of Control under this clause (1) so long as the Stichting A Continuing Directors shall not cease to constitute a majority of the executive committee of Stichting A;

(2)                                  the Issuer shall cease to own, directly or indirectly, beneficially and of record, 100% of the Equity Interests of Buhrmann US Inc;

(3)                                  the approval by the holders of Equity Interests of the Issuer of any plan or proposal for the liquidation or dissolution of the Issuer; or

(4)                                  Continuing Directors cease to constitute a majority of the Board of Directors of the Issuer.

“Settlement Disruption Event” means an event beyond the control of the Issuer as a result of which any Central Securities Depository or any of their respective successors or any other central securities depository cannot settle the book-entry transfer of the Conversion Securities on such date.

“Significant Subsidiary”, means (a) any Restricted Subsidiary of the Issuer that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act or (b) for so long as any of the Senior Subordinated Notes remains outstanding, any one or more Restricted Subsidiaries of the Issuer that (1) are not otherwise Significant Subsidiaries, (2) as to which any event described in Section 6.01(a)(5), (6) or (7) of the Indenture has occurred and is continuing and (3) would together constitute a Significant Subsidiary under clause (a) of this definition.

“Standard Securitisation Undertakings” means representations, warranties, covenants and indemnities entered into by Buhrmann US Inc. or any Guarantor which are reasonably customary in an accounts receivable securitisation transaction.

“Stichting A” means Stichting Administratiekantoor Preferente Aandelen Buhrmann N.V. and its successors.

“Stichting A Continuing Director” means a member of the executive committee of Stichting A on the issue date of the Senior Subordinated Notes or who became a member of such executive committee subsequent to the Issue Date and who was appointed by a majority of the Stichting A Continuing Directors then on the executive committee of Stichting A.

“Stichting B” means Stichting Preferente Aandelen Buhrmann N.V. and its successors.

“Stichting B Continuing Director” means a member of the executive committee of Stichting B on the issue date of the Senior Subordinated Notes or who became a member of such executive committee subsequent to the Issue Date and who was appointed by a majority of the Stichting B Continuing Directors then on the executive committee of Stichting B.

“Subordinated Indebtedness” means, with respect to any Person, any Indebtedness (including any liability, whether actual or contingent, under any guarantee or indemnity or otherwise) which, in the event of any distribution of assets in connection with any total or partial liquidation, dissolution, winding-up, reorganisation, assignment for the benefit of creditors or marshalling of assets and liabilities of such Guarantor or in a bankruptcy, reorganisation, insolvency, receivership or other similar proceeding relating to such Guarantor or its assets, whether voluntary or involuntary, suspension of payments or composition or arrangements with creditors of such Person, is subordinated in right of payment at least to, or the repayment of or payment in respect of which is conditional upon, the complete payment of the claims of all unsubordinated creditors of such Person, and shall include any Indebtedness in respect of the Senior Subordinated Notes.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors are at the time directly or indirectly owned.

“TARGET” means the Trans-European Automated Real-Time Gross Settlement Express Transfer System.

“Taxing Jurisdiction” means, in respect of any entity, the jurisdiction in which it is resident for tax purposes generally or any political subdivision or territory or possession or taxing authority thereof or therein.

“Unrestricted Subsidiary” of any Person means:

(1)                                  any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)                                  any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary but excluding Buhrmann US Inc.) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any assets of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1)                                  for so long as any of the Senior Subordinated Notes remains outstanding, such designation complies with Section 4.11 of the Indenture; and

(2)                                  each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries, and any such designation for the purpose of this definition being made by the Issuer giving notice to Bondholders in accordance with Section 15.8. As at the Closing Date, no Subsidiary of the Issuer has been designated an Unrestricted Subsidiary.

“Valid Date” means any Conversion Business Day on which there is no Market Disruption Event.

15                                  Miscellaneous

15.1                        Authentication

The Bonds evidenced by this certificate shall not become valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Registrar acting under the Agency Agreement.

15.2                        Repayment of Funds

All monies paid by the Issuer to the Fiscal Agent or Conversion Agent for payment of principal or interest on any Bond which remain unclaimed at the end of two years after such payment has been made will be repaid to the Issuer and all liability of such Agent with respect thereto will cease, and, to the extent permitted by law, the Bondholders shall thereafter look only to the Issuer for payment as a general unsecured subordinated creditor thereof.

15.3                        Prescription

Claims for payment on the Bonds which are not exercised within five years from the due date of the relevant payment will lapse and revert to the Issuer.

15.4                        Indemnification of Judgment Currency

The Issuer will indemnify each Bondholder against loss incurred by such Bondholder as a result of any judgment or order being given or made for any amount due under the Bonds and such judgment or order being expressed and paid in a currency other than euro (the “Judgment Currency”) and as a result of any variation as between (i) the rate of exchange at which euro is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in euro at which the Bondholder on the date of payment of such judgment or order is able to purchase euro with the amount of the Judgment Currency actually received by the Bondholder.

15.5                        Descriptive Headings

The descriptive headings appearing in these terms and conditions are for convenience of reference only and shall not alter, limit or define the provisions hereof.

15.6                        Bound by this Certificate and Agency Agreement

Each Bondholder and any Person holding an interest in respect of any Bond evidenced by this certificate through an account with a financial intermediary will be bound by, and be deemed to have notice of, all the provisions of this certificate and the Agency Agreement. Copies of the Agency Agreement will be available without charge during normal office hours at the offices of the Fiscal Agent.

15.7                        Compliance with Stock Exchange Rules

The Issuer undertakes to comply with the provisions of Article 2.1.20(a) to (g) (inclusive) of Schedule B of the Listing and Issuing Rules (Fondsenreglement) of the Euronext Amsterdam as amended from time to time.

15.8                        Notices

(i)                                  Notice to the Issuer

Any notice or demand by a Bondholder or the Agents to or on the Issuer may be given or served by being deposited in the mail, first class postage prepaid, and addressed to:

Buhrmann NV
Hoorgoorddreef 62
1101 BE
Amsterdam ZO
The Netherlands

Attention: Group Treasurer

or such other address as the Issuer may provide to the Bondholders and the Agents in writing.

(ii)                              Notice to Guarantors

Any notice or demand by a Bondholder or the Agents to or on the Guarantors may be given or served by being deposited in the mail, first class postage prepaid and addressed to:

Buhrmann NV
Hoorgoorddreef 62
1101 BE
Amsterdam ZO
The Netherlands

Attention: Group Treasurer

or such other address as the Issuer on behalf of the Guarantors may provide to the Bondholders and the Agents in writing.

(iii)                          Notice to Agents

Any notice or demand by a Bondholder, the Issuer or the Guarantors to or on the Agents may be given or served by being deposited in the mail, first class postage prepaid, and addressed to:

The Fiscal Agent and Conversion Agent:

Deutsche Bank AG
Winchester House
1 Great Winchester Street
London EC2N 2DB

Attention: Corporate Trust and Agency Services

The Registrar:

Deutsche Bank Luxembourg S.A.
2 Boulevard Konrad Adenauer
L-1115 Luxembourg

Attention: Coupon Paying Department

The Calculation Agent:

Deutsche Bank AG
Winchester House
1 Great Winchester Street
London EC2N 2DB

Attention: Corporate Trust and Agency Services

or such other address as the Agents may provide to a Bondholder, the Issuer or the Guarantors in writing. Notices will take effect when delivered.

(iv)                            Notice to Bondholders

Where these Bonds or the Agency Agreement requires any notice to be given to a Bondholder, such notice shall be sufficiently given if such notice is (A) (x) in the case of Bonds evidenced by the global certificate on deposit with a Central Securities Depository, such notice is delivered in writing to such Central Securities Depository and (y) in the case of Bonds evidenced by individual certificates in registered form, such notice is sent by being deposited in the mail, first class postage prepaid, and addressed to each person in whose name the Bonds are registered at the address in the Bonds Register, and (B) published in at least one country-wide circulated daily newspaper published in The Netherlands for so long as the Bonds are listed on the Euronext Amsterdam and the rules of such exchange so require, in the Daily Official List, while taking into account all other requirements as set forth in Section 46 of the Listing and Issuing Rules (Fondsenreglement) of the Euronext Amsterdam’s stock market.

(v)                                Governing Law

The Bonds and the Agency Agreement shall be governed by, and construed in accordance with, the law of The Netherlands.

(vi)                            Submission to Jurisdiction

Each of the Issuer and the Guarantors (i) agrees that any action arising out of or based upon the Bonds may be instituted in the competent court in Amsterdam, The Netherlands, (ii) for the benefit of each Bondholder, irrevocably submits to the jurisdiction of any such court in any such action and (iii) waives to the fullest extent permitted by law any objection which it may have to the determination of the venue of any such action brought in such court and any claim that any such action brought in such court has been brought in an inconvenient forum.

(vii)                        Appointment of Process Agent

Each of the Guarantors which are not incorporated in The Netherlands appoints the Issuer at its registered office for the time being (being on the Closing Date at Hoogoorddreef 62, 1101 BE, Amsterdam ZO, The Netherlands) as its agent for service of process, and undertakes that, in the event of the Issuer ceasing so to act or ceasing to be registered in The Netherlands, it will appoint such other person as its agent for service of process in The Netherlands in respect of any claim or action brought against it. Nothing herein shall affect the right to serve proceedings in any other manner permitted by law.

The Bonds have been accepted for clearance through Euroclear and Clearstream under common code number 018088134 and have been assigned Identification Number (“ISIN”) XS0180881343.